UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2019 (October 17, 2019)

Bat Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 104, No. 33 Section D,

No. 6 Middle Xierqi Road,

Haidian District, Beijing, China

(Address of Principal Executive Offices)

+86 (010) 59441080

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GLG	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Renmei Ouyang

Effective October 17, 2019, the Company’s board of directors (the “Board”) determined to change the number of the directors to 7 and appointed Ms. Renmei Ouyang as the Chairwoman of the Board and the Chief Operating Officer (the “COO”) of the Company to fill one vacancy in the Board.

The biographical information of Ms. Ouyang is set forth below.

Ms. Renmei Ouyang was born in 1968. Ms. Ouyang has been the chairwoman of Tongdaw Group since 2011 to September 2019. She was the founder of Tongdaw E-Commerce in 2011. Ms. Ouyang was the founder of Zhonghui Daoming Group in 2006. She has served as the foreign exchange trading manager of CITIC Group, the deputy general manager in investment banking department of Beijing Securities, and the managing director of international department of First Venture Securities. She holds the Bachelor’s Degree of Statistics from Renmin University of China and the Master’s Degree of International Finance from Peking University.

Ms. Ouyang does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Ouyang has entered into a director agreement (the “Ouyang’s Offer Letter”) with the Company, which sets her annual compensation at $60,000 per year and establishes other terms and conditions governing her service on the Company’s Board. The Offer Letter is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.1. Ms. Ouyang also entered into an executive employment agreement (the “Employment Agreement”) with the Company, which sets her annual compensation at $60,000 and establishes other terms and conditions governing her service to the Company. The Employment Agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.2.

Appointment of Weicheng Pan

Effective October 17, 2019, the Company’s board of directors (the “Board”) appointed Mr. Weicheng Pan as a director of the Company to fill another vacancy in the Board.

The biographical information of Mr. Pan is set forth below.

Mr. Weicheng Pan was born in 1976. Mr, Pan is the founder of Cheng Ji Group of Companies and Jewish Mindset Business School in China, and Zhanji Business Channel Sdn Bhd in Malaysia. He holds an Associate’s Degree from Wuhan Science and Technology University.

Mr. Pan does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Pan has entered into a director agreement (the “Pan’s Offer Letter”) with the Company, which sets his annual compensation at $60,000 per year and establishes other terms and conditions governing his service on the Company’s Board. The Offer Letter is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.3.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

10.1	Ouyang’s Offer Letter, dated October 17, 2019 by and between the Company and Renmei Ouyang
10.2	Employment Agreement, dated October 17, 2019 by and between the Company and Renmei Ouyang
10.3	Pan’s Offer Letter, dated October 17, 2019 by and between the Company and Weicheng Pan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAT GROUP, INC.

Date: October 18, 2019	By:	/s/ Jiaxi Gao
	Name:	Jiaxi Gao
	Title:	Chief Executive Officer

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